EXHIBIT 99.1

                              SUMMARY OF
                   METROPOLITAN-CADIZ ECONOMIC TERMS
                             March 6, 2001


1.   PROGRAM PURPOSE

     * To help keep the Colorado River Aqueduct full through better management of available wet-year supplies and through new storage and dry-year supply from the Cadiz Groundwater
          Basin.

     * To provide long-term protections for southern California's consumers through water supply reliability and program cost curbs.

     * To protect the environment through an extensive Groundwater Monitoring and Management Plan without added cost to Metropolitan.

     * To protect Metropolitan's investment by means of Program land and facility security interests.

2.   TERM                          50 years

3.   CAPITAL FACILITIES COSTS      Estimated at $150,000,000.
                                   Metropolitan and Cadiz shall
                                   equally share capital costs.  Each
                                   party shall be responsible for
                                   financing its portion of the
                                   capital costs.

4.   PROGRAM OPERATING COSTS       Metropolitan will be responsible
                                   for operational costs of the
                                   Program. However, Cadiz will assume
                                   pro rata operational costs
                                   associated with the sale of
                                   indigenous groundwater to third
                                   parties.

5.   MITIGATION COSTS              Metropolitan and Cadiz shall
                                   share equally the capital costs,
                                   under the $150,000,000 total
                                   capital cap, required for
                                   mitigation at outset of the
                                   Program.  Cadiz shall assume
                                   remaining mitigation costs,
                                   including the ongoing annual cost
                                   of operating the Groundwater
                                   Monitoring and Management Plan
                                   ("Management Plan").

6.   PROGRAM DESCRIPTION, OPERATIONS, & PAYMENTS

*    Storage Component:

     * Metropolitan shall receive exclusive rights from Cadiz to store water in the Cadiz Basin including the right to store up to 1.0 MAF of water at any given time. Capital Facilities of the Program will have sufficient capacity to move up to 150,000 acre-feet per year (AF/Y) in or out of storage.

     * Metropolitan shall pay $50/acre-foot ("AF") for "putting" water into the storage and $40/AF for "taking" stored water out; a total of $90/AF to cycle water into and out of the basin. These fees will be adjusted by CPI, starting from the date of approval of contract "as to form" by Metropolitan's Board of Directors.

     * Metropolitan's total minimum commitment for storage is 900,000 AF. Metropolitan will pay for the initial 600,000 AF of put and take activity upon final contract execution and completion of the environmental review ($54,000,000 before CPI adjustment). Metropolitan will pay for an additional 300,000 AF of put and take activity payable as 30,000 AF per year during Years 5-14 of Program operations ($27,000,000 before CPI adjustment).

*    Transfer Component:

     * The Metropolitan service area will receive up to 1.5 MAF of indigenous water through transfer over the 50-year term of the agreement.

     * Metropolitan shall pay for 30,000 AF/Y of indigenous groundwater for 25 years at a $230/AF Transfer Fee, subject to a fair market value adjustment as described below, extracting the water or leaving it for future extraction at Metropolitan's option. No further payment to Cadiz is made when the water in extracted.

     * The Transfer Fee will adjust based on movements in the "fair market value", which shall be determined up to once a year beginning after the first year of operations. The Transfer Fee will be adjusted by one-half of any increase or decrease in the fair market value, above or below the base $230 rate. For example: If the fair market value is $350/AF, then the adjusted Transfer Fee shall be $230 + 50% * ($350 - $230) = $290/AF. Annual price changes are limited to 15%.

     * If there is water in excess to the purchases above, Cadiz may elect to sell up to an additional 30,000 AF/Y of indigenous groundwater for the first 25 years of the program to third parties in Metropolitan's service area. Alternatively Cadiz may require Metropolitan to purchase this water at a fixed price of $230/AF. Metropolitan may extract the water or leave it for future extraction at Metropolitan's option. No further payment to Cadiz is made when the water in extracted.

     * Metropolitan's total potential commitment for the life of the Program will be 1.5 MAF of indigenous groundwater at a minimum payment of $345,000,000 (before any fair market value adjustment).

     * All transfers of indigenous groundwater, whether to Metropolitan or third parties, will be subject to the determination that the water is available for extraction and transfer without causing significant environmental impacts in accordance with the terms and conditions of the Management Plan.

     * Cadiz' sales to third parties within Metropolitan's service area require scheduled access to Metropolitan's system at the wheeling rate charged for "as available capacity," plus power costs and any standard water stewardship fee that is uniformly charged. At its sole discretion, Metropolitan may elect to exchange other water for delivery to Cadiz customers and "bank" the water Cadiz has sold. No further payment to Cadiz is made when "banked" water in extracted.

     * If indigenous water supplies are determined to exceed 1.7 MAF, Metropolitan has the option to purchase one-half of this excess at the Transfer Fee in effect under the contract. Cadiz may sell the other half to third parties utilizing unused capacity in Metropolitan's system.

     7.WATER QUALITY

    * Cadiz groundwater and Metropolitan's Colorado River water meet all existing federal and state water quality standards.

     * Metropolitan shall be responsible to ensure, at its expense, that Colorado River water introduced into the Cadiz groundwater basin, at a minimum, meets federal and state water quality standards applicable to the Colorado River Aqueduct at the time of introduction.

     * Cadiz shall be responsible to ensure, at its expense, that indigenous groundwater introduced into the Metropolitan delivery system, at a minimum, meet federal and state water quality standards applicable to the CRA at the time of introduction.

     * If both indigenous groundwater and stored Colorado River water exceed any future federal or state water quality standard, then the parties will share compliance with the new standard based pro rata on each parties' contribution to exceedance of the standard.

     * In recognition of water quality and water supply benefits provided by the indigenous water, Metropolitan shall not impose any ambient quality requirements on the indigenous groundwater as long as it continues to meet federal and state water quality standards.

8.   RISK ALLOCATION AND SECURITY

*    Security Interest:

     * Cadiz will establish a separate single-purpose corporate entity meeting criteria specified by Metropolitan to protect the Program assets from Cadiz' creditors. The new corporate entity shall establish financing for the Cadiz obligations subject to Metropolitan's review and approval. Cadiz may propose other security that, in Metropolitan discretion, provides the same security as this single-purpose corporate entity. In addition, Metropolitan shall receive a security interest in land, improvements and water rights in the Cadiz property located in the Program area. Such security interest will only be subordinate to (a) direct construction liens on the Cadiz interest in the capital facilities provided that these liens do not encumber Metropolitan's operation of the Program and (b) liens on Program area lands owned by the separate single purpose corporate entity and approved by Metropolitan, not to exceed $25,500,000.

*    Yield Determination:

     * The parties, in accordance with the Groundwater Monitoring and Management Plan and in compliance with all applicable permit requirements, will operate the Program during the initial five years to assist in continuous assessment of the expected yield of the groundwater basin over the life of the Program. The expected yield will be reassessed every two years. If the parties cannot agree, the issue will be submitted to binding arbitration.

     * Metropolitan's purchases of indigenous water and Cadiz' option to sell indigenous groundwater to third parties or put the water to Metropolitan will be limited by the amount of the expected yield determined in accordance with the Management Plan.

*    Litigation:

     * Either party may suspend performance, if it is reasonable to do so, in the event of litigation against the Program. The parties shall equally share defense of any potential litigation. If, after the parties have commenced Program operations, there is a final legal determination that permanently prevents future Program operations, Cadiz shall repay Metropolitan for any storage payments that cannot be used and up to 300,000 AF of transfer payments. Otherwise, each party shall bear the loss of its investment in the Program.